EXHIBIT 10.5

SUPPLEMENT TO THE

BRISTOW GROUP INC.

FY 2019 ANNUAL INCENTIVE COMPENSATION PLAN

Provisions Applicable to Officers
June 5, 2018

PURPOSE
The purpose of this Supplement (“Supplement”) to the Bristow Group Inc. FY 2019 Annual Incentive Compensation Plan (the “Plan”) is to provide additional terms applicable to annual incentive awards made to officers of the Company. Terms not defined in this Supplement shall have the meaning assigned thereto in the Plan.
APPLICABILITY
This Supplement applies to officers of Bristow Group Inc. at the Vice President level and above (“Officers”).

CLAWBACK POLICY
To the extent applicable to an Officer, all or any portion of an annual incentive award under the Plan may be forfeited if the Officer violates the Company’s Code of Business Integrity (the COBI Clawback Policy), as described in the Company’s Corporate Governance Guidelines and as determined by the Compensation Committee on a case by case basis. In addition, to the extent applicable to an Officer, all or any portion of an annual incentive award under the Plan to the Officer may be forfeited, and all or any portion of any payments received by an Officer with respect to an annual incentive award under the Plan may be subject to recoupment or repayment, pursuant to the Financial Clawback Policy or other Clawback Policy established or adopted by the Company’s Board of Directors from time to time as described in the Company’s Corporate Governance Guidelines.

ACKNOWLEDGEMENT AND AGREEMENT
The undersigned Officer is eligible for an annual incentive compensation bonus under the Plan and this Supplement. The undersigned Officer acknowledges that certain terms of the Plan and this Supplement may supersede the terms of another agreement between the Officer and the Company or a Company policy otherwise applicable to the Officer, and the undersigned Officer hereby accepts the eligibility for an annual incentive compensation bonus under the Plan and this Supplement subject to the terms, provisions and conditions of the Plan, the Supplement, the administrative interpretations thereof and the determinations of the Compensation Committee.

June [ ], 2018
Signature of Officer	Date

Name (please print)